Exhibit (p)(2)(c)


                          FIRST PACIFIC CORPORATION
                       FIRST PACIFIC SECURITIES, INC.

                             CODE OF ETHICS

                              ATTACHMENT A
                         Effective July 27, 2000
                         Amended January 14, 2003


List of Access Persons
Jean Chun - Director, Vice President, Secretary
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Financial Advisor
Beverly Henon - Financial Advisor
Terrence Lee - Director, President and CEO
Barry Magaoay - Financial Advisor
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Financial Advisor
Nora Simpson - Vice President, Compliance Officer


List of Investment Personnel
Jean Chun - Director, Vice President, Secretary
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Financial Advisor
Beverly Henon - Financial Advisor
Terrence Lee - Director, President and CEO
Barry Magaoay - Financial Advisor
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Financial Advisor
Nora Simpson - Vice President, Compliance Officer


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President, Director